Exhibit 99

OFG Bancorp Reports 1Q19 Results

SAN JUAN, Puerto Rico, April 18, 2019 – OFG Bancorp (NYSE: OFG) reported results for the first quarter ended March 31, 2019.

Highlights 1Q19 vs. 1Q18

•     Net revenues increased 7.7% to $99.3 million from $92.2 million. Increased interest income from Originated Loans and Investment Securities and Cash more than offset pay downs of Acquired Loans.

•     Net income available to shareholders increased 62.4% to $21.8 million from $13.5 million. Results reflect increased operating leverage, reduced provision and elimination of dividends on Series C preferred stock following its conversion.

•     Earnings per share diluted of $0.42 compared to $0.30, a 40% increase.

•     Book value per common share increased 3.0% to $18.30. Tangible Book Value per common share expanded 5.4% to $16.56.

•     Loans increased 6.5% to $4.40 billion, while deposits grew 1.3% to $4.90 billion.

•     New loan origination of $276.4 million included a 41.4% increase in commercial loans due to the success of Oriental’s strategic targeting of small business customers.

•     Net Interest Margin of 5.37%, a 15 basis points increase, while both credit quality and the efficiency ratio improved.

•     Return on Average Assets increased 33 basis points to 1.42%, Return on Average Tangible Common Equity expanded 259 basis points to 10.32%, and capital metrics continued at new multi-year highs.

CEO Comment

“After the rebound we saw in 2018, our first quarter of 2019 reflected strong steady growth,” said José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board.

“This was achieved due to the continued effectiveness of our retail and commercial strategies in meeting the economic shift that has occurred in Puerto Rico, as a more positive outlook among both businesses and consumers has taken hold.

“Financially, we generated higher net revenues with stable non-interest expenses, resulting in a 40% year over year increase in earnings per share. Our key performance metrics moved in the right direction as return on assets, return on equity, net interest margin and efficiency ratio came in at levels similar to top performing mainland banks of our size in recent periods.

“Strategically, we continued to advance our retail and commercial channel differentiation through superior service, convenience and technology, where we ask customers to Vive la Diferencia (Live the Difference). We are encouraged by the noticeable increase in small business loan production and another quarter of more than 3% year over year customer growth.

“Thanks to our entire OFG team for their commitment and dedication, and to all our retail and commercial customers for their support and loyalty.”

Conference Call

A conference call to discuss OFG’s 1Q19 results, outlook and related matters will be held today at 10:00 AM Eastern Time. Dial (888) 562-3356 or (973) 582-2700. Use conference ID 989-5529. The call can also be accessed live on OFG’s website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter.

Income Statement

Unless otherwise noted, the following compares data for the first quarter 2019 to the first quarter 2018.

•     Interest Income: Increased 13.9% or $11.5 million to $94.7 million. Originated Loans increased $13.0 million due to higher average balances and yield. Investment Securities increased $2.0 million due to higher average balances and higher yields on cash equivalents and investment securities. Acquired Loans declined $3.5 million.

•     Interest Expense: Increased 40.8% or $3.8 million to $12.9 million, reflecting higher average deposit and borrowing balances and rates. The cost of customer deposits increased 6 basis points.

•     Net Interest Margin: Excluding cost recoveries, core NIM grew to 5.34% from 5.18%. The increase reflected higher yield on originated commercial loans and cash balances and a larger proportion of higher yielding commercial and auto loans in the originated portfolio. This was partially offset by a higher cost of borrowings.

•     Net Interest Income: Increased 10.5% or $7.8 million to $81.8 million primarily due to increased earning assets coupled with the 15 basis point increase in NIM.

•     Total Provision for Loan and Lease Losses: Decreased 20.8% or $3.2 million to $12.2 million due to a reduction in provision for originated loans partially offset by a small increase in provision for acquired loans. Provision for originated loans was $3.6 million lower than 1Q18, which included $2.0 million for three commercial loans placed in non-accrual.

•     Total Banking and Wealth Management Revenues: Declined 3.8% or $0.7 million to $17.6 million primarily due to lower MSR valuations in mortgage banking. Banking service revenues and wealth management remained at similar levels.

•     Total Non-Interest Expenses: Remained approximately level at $52.2 million, resulting in a 401 basis point improvement in the Efficiency Ratio to 52.50%. Compared to the previous quarter, total non-interest expenses were marginally higher. This reflected seasonally higher compensation expenses primarily due to FICA payments, higher credit expenses due to the semi-annual payment of local property taxes, and lower losses on the sale of repossessed assets.

•     Effective Tax Rate: 33.0% compared to 32.1%.

•     Dividends on Preferred Stock: Declined 53.0% to $1.6 million from $3.5 million due to the 4Q18 conversion of Series C Preferred to common.

Balance Sheet

Unless otherwise noted, the following compares data at March 31, 2019 to March 31, 2018.

•   Total Loans: Increased 6.5% or $268.0 million to $4.40 billion as originated loans increased 13.1% or $421.9 million, while acquired loans declined $151.1 million. Compared to the year ended December 31, 2018, loans remained relatively flat, reflecting seasonal pay down of commercial lines of credit and loan prepayments.

•     Loan Production: 1Q19 new loan production totaled $276.4 million compared to $309.4 million. Auto and consumer lending remained high at $120.2 million and $40.8 million, respectively; commercial lending at $60.5 million had a strong performance due to new or expanded business with small business customers; OFG USA loan participations of $31.7 million were similar to the last two trailing quarters; and residential mortgage lending totaled $23.1 million.

•     Total Investments and Cash and Cash Equivalents: Increased 5.9% or $97.7 million to $1.76 billion, with Cash and Cash Equivalents up 39.3% or $143.6 million and Total Investments down 3.5% or $45.9 million. Compared to December 31, 2018, investments and cash increased 1.9% or $32.0 million. On January 1, 2019, OFG adopted ASU 2017-12, reclassifying all of its MBS from held-to-maturity to available-for-sale.

•     Customer Deposits (excluding brokered): Increased 2.0% or $87.0 million to $4.45 billion. Demand deposits increased 4.7% or $100.3 million and savings accounts remained approximately level, while time deposits declined 1.6% or $15.8 million. Compared to December 31, 2018, customer deposits increased 1.4% or $62.9 million.

•     Total Borrowings and Brokered Deposits: Increased 20.7% or $171.3 million to $1.00 billion. Repurchase agreement funding increased 57.5% or $157.6 million, FHLB advances and other borrowings increased 83.6% or $37.1 million, while brokered deposits declined 4.9% or $23.4 million. Compared to December 31, 2018, borrowings and brokered deposits declined 8.7% or $95.3 million.

•     Total Stockholders’ Equity: Increased 7.8% or $74.3 million to $1.02 billion, reflecting increased retained earnings and legal surplus and reduced accumulated other comprehensive loss. Compared to December 31, 2018, stockholders’ equity increased 2.1% or $21.3 million.

Credit Quality

Unless otherwise noted, the following compares data on the originated loan portfolio at March 31, 2019 to March 31, 2018.

Credit quality remained strong with minor variations in key metrics. Non-performing loan rate at 3.37% fell 45 basis points. Allowance for loan losses declined 2.9% to $94.0 million, and as a percentage of loans, the allowance at 2.51% was down 41 basis points. Early and total delinquency rates, at 3.61% and 6.33% were up 41 and 8 basis points, respectively. Net Charge-Offs increased 15.1% to $12.5 million, but as a percentage of loans, the net charge off rate remained at 1.32%.

Capital Position

Capital continued to be significantly above regulatory requirements for a well-capitalized institution. March 31, 2019 ratios improved across the board: Leverage at 14.64% increased 57 bps year over year and 42 bps from the year ended December 31, 2018, Common Equity Tier 1 at 17.09% increased 257 and 31, Tier 1 Risk-based at 19.49% increased 49 and 29, Total Risk-based Capital at 20.77% increased 48 and 29, and Tangible Common Equity at 13.05% increased 183 and 29.

Financial Supplement & Conference Call Presentation

OFG’s Financial Supplement, with full financial tables for the quarter ended March 31, 2019, and its 1Q19 Conference Call Presentation can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 9-1 and 9-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) changes to the financial condition of the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (vii) the pace and magnitude of Puerto Rico’s economic recovery; (viii) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (ix) the fiscal and monetary policies of the federal government and its agencies; (x) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xi) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xii) the performance of the stock and bond markets; (xiii) competition in the financial services industry; and (xiv) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 55th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services and technology, primarily in Puerto Rico. Visit us at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Steven Anreder (sanreder@ofgbancorp.com) and Gary Fishman (gfishman@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2019 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	7-8
Table 7:	Allowance for Loan and Lease Losses	9
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	10
Table 9:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	11-12
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-9)	13

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2019	2018		2018	2018	2018
(Dollars in thousands, except per share data) (unaudited)		Q1	Q4		Q3	Q2	Q1
Earnings
Net interest income		$81,789	$82,035		$82,277	$77,588	$73,994
Non-interest income, net (core)	(2)	17,553	19,260		18,446	18,394	18,239
Non-interest expense		52,152	51,719		50,941	52,300	52,121
Pre-provision net revenues	(21)	47,293	54,574		49,956	43,991	40,387
Provision for loan and lease losses		12,249	11,300	(c)	14,601	14,747	15,460
Net income before income taxes		35,044	43,274		35,355	29,244	24,927
Income tax expense		11,574	18,530		12,255	9,595	8,010
Net income		$23,470	$24,744		$23,100	$19,649	$16,917
Common Share Statistics
Earnings per common share - basic	(3)	$0.43	$0.47		$0.45	$0.37	$0.31
Earnings per common share - diluted	(4)	$0.42	$0.45		$0.42	$0.35	$0.30
Average common shares outstanding		51,305	49,628	(a)	43,996	43,975	43,955
Average common shares outstanding and equivalents		51,626	51,602		51,464	51,226	51,121
Cash dividends per common share		$0.07	$0.07	(b)	$0.06	$0.06	$0.06
Book value per common share (period end)		$18.30	$17.90	(a)	$18.27	$18.01	$17.76
Tangible book value per common share (period end)	(5)	$16.56	$16.15	(a)	$16.23	$15.96	$15.71
Balance Sheet (Average Balances)
Loans	(6)	$4,523,971	$4,473,109		$4,414,583	$4,313,026	$4,187,955
Interest-earning assets		6,171,448	6,183,562		6,069,031	5,932,391	5,751,444
Total assets		6,605,328	6,619,026		6,514,532	6,374,240	6,189,752
Total deposits		4,890,707	4,987,275		4,940,822	4,856,935	4,782,601
Interest-bearing deposits		3,791,083	3,866,676		3,858,412	3,772,900	3,761,871
Borrowings		562,152	543,920		503,268	462,646	351,851
Stockholders' equity		1,017,546	983,015		973,838	959,777	952,151
Common stockholders' equity		935,676	881,971		807,968	793,907	786,281
Performance Metrics
Net interest margin	(7)	5.37%	5.26%		5.38%	5.25%	5.22%
Return on average assets	(8)	1.42%	1.50%		1.42%	1.23%	1.09%
Return on average tangible common stockholders' equity	(9)	10.32%	11.67%	(a)	10.94%	9.20%	7.73%
Efficiency ratio	(10)	52.50%	51.06%		50.58%	54.49%	56.51%
Full-time equivalent employees, period end		1,394	1,392		1,365	1,354	1,367
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$94,035	$95,188		$95,236	$94,218	$96,832
Allowance as a % of loans held for investment		2.51%	2.54%		2.62%	2.66%	2.92%
Net charge-offs		$12,486	$10,885	(c)	$12,402	$15,449	$10,844
Net charge-off rate	(11)	1.32%	1.18%		1.37%	1.79%	1.32%
Early delinquency rate (30 - 89 days past due)		3.61%	3.34%		3.32%	3.07%	3.20%
Total delinquency rate (30 days and over)		6.33%	6.36%		6.19%	5.95%	6.25%
Capital Ratios (Non-GAAP)	(12)
Leverage ratio		14.64%	14.22%	(a)	13.93%	13.92%	14.07%
Common equity Tier 1 capital ratio		17.09%	16.78%	(a)	14.38%	14.14%	14.52%
Tier 1 risk-based capital ratio		19.49%	19.20%	(a)	18.55%	18.38%	19.00%
Total risk-based capital ratio		20.77%	20.48%	(a)	19.84%	19.67%	20.29%
Tangible common equity ("TCE") ratio		13.05%	12.76%	(a)	10.88%	10.95%	11.22%

(a) During the Q4 2018, the Company converted all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

(b) During the Q4 2018, the Company increased the regular cash dividend per common share to $0.07 from $0.06.
(c) During the Q4 2018, the Company received $1.8 million proceeds from the sale of fully charged-off originated auto and consumer loans.

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended
		March 31,		December 31,		September 30,	June 30,	March 31,
(Dollars in thousands, except per share data) (unaudited)		2019		2018		2018	2018	2018
Interest income:
Loans	(1)
Non-acquired loans		$71,298		$70,747		$68,387	$62,710	$58,306
Acquired BBVAPR loans		10,247		10,935		12,144	12,353	12,965
Acquired Eurobank loans		2,574		2,642		3,485	3,366	3,341
Total interest income from loans		84,119		84,324		84,016	78,429	74,612
Investment securities		10,591		10,782		10,121	9,577	8,558
Total interest income		94,710		95,106		94,137	88,006	83,170
Interest expense:
Deposits
Core deposits		6,214		6,396		5,877	5,517	5,412
Brokered deposits		2,835		3,003		2,728	2,134	1,886
Total deposits		9,049		9,399		8,605	7,651	7,298
Borrowings		3,872		3,672		3,255	2,767	1,878
Total interest expense		12,921		13,071		11,860	10,418	9,176
Net interest income		81,789		82,035		82,277	77,588	73,994
Provision for loan and lease losses, excluding acquired loans	(1)	11,333		10,842		13,420	12,835	14,958
Provision (recapture) for acquired BBVAPR loan and lease losses	(1)	1,567		(998)	(b)	875	1,247	363
Provision for acquired Eurobank loan and lease losses	(1)	(651)	(a)	1,456		306	665	139
Total provision for loan and lease losses, net		12,249		11,300		14,601	14,747	15,460
Net interest income after provision for loan and lease losses		69,540		70,735		67,676	62,841	58,534
Non-interest income:
Banking service revenues		10,465		11,234		10,797	11,144	10,463
Wealth management revenues		5,882		7,246		6,407	6,262	6,019
Mortgage banking activities		1,206		780		1,242	988	1,757
Total banking and financial service revenues		17,553		19,260		18,446	18,394	18,239
Other income, net		103		4,998	(c)	174	309	275
Total non-interest income, net		17,656		24,258		18,620	18,703	18,514
Non-interest expense:
Compensation and employee benefits		20,341		19,322		18,495	18,099	20,608
Occupancy, equipment and infrastructure costs		7,746		7,762		8,388	9,166	7,768
Net loss on sale of foreclosed real estate and other repossessed assets		1,070		1,834		1,210	392	1,226
General and administrative expenses		20,699		20,963		20,112	22,746	20,100
Total operating expenses		49,856		49,881		48,205	50,403	49,702
Credit related expenses		2,296		1,838		2,736	1,897	2,419
Total non-interest expense		52,152		51,719		50,941	52,300	52,121
Income before income taxes		35,044		43,274		35,355	29,244	24,927
Income tax expense		11,574		18,530	(d)	12,255	9,595	8,010
Net income		23,470		24,744		23,100	19,649	16,917
Less: dividends on preferred stock
Convertible preferred stock		-		-	(e)	(1,838)	(1,837)	(1,838)
Other preferred stock		(1,628)		(1,628)		(1,628)	(1,628)	(1,627)
Net income available to common shareholders		$21,842		$23,116		$19,634	$16,184	$13,452

(a) During the 1Q 2019, the provision for acquired Eurobank loans and leases reflected better cashflows than expected.
(b) During the 4Q 2018, the provision for acquired BBVAPR loans reflected better cashflows than expected.
(c) During the 4Q 2018, the Company received a $5.0 million payment from the insurance company for Hurricane María impact on the Bank's operations.

(d) During the 4Q 2018, the Company recognized an aggregate amount of $4.1 million income tax expense as a result of the Changes in Puerto Rico Tax Legislation, mainly driven by a reduction of the DTA since Regular Corporate Tax Rate changes from 39% to 37.5%.

(e) During the Q4 2018, the Company converted of all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

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OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	March 31,		December 31,		September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)	2019		2018		2018	2018	2018
Cash and cash equivalents	$509,023		$450,063		$546,780	$378,365	$365,388
Investments:
Trading securities	381		360		405	418	293
Investment securities available-for-sale, at fair value, with amortized cost of $1,248,750
(December 31, 2018 - $854,511; September 30, 2018 - $872,895; June 30, 2018 - $890,308;
March 31, 2018 - $815,970)
Mortgage-backed securities	1,225,225	(a)	827,564		834,538	855,686	784,972
Other investment securities	14,244		14,293		14,014	16,655	16,669
Total investment securities available-for-sale	1,239,469		841,857		848,552	872,341	801,641
Mortgage-backed securities held-to-maturity, at amortized cost
(fair value at December 31, 2018 - $410,353; September 30, 2018 - $425,066; June 30, 2018 - $447,947;
March 31, 2018 - $467,980)	-	(a)	424,740		444,679	465,427	485,143
Federal Home Loan Bank (FHLB) stock, at cost	12,800		12,644		12,461	14,919	11,499
Other investments	3		3		3	3	3
Total investments	1,252,653		1,279,604		1,306,100	1,353,108	1,298,579
Loans, net	4,401,401		4,431,594		4,352,980	4,315,866	4,133,429
Other assets:
Derivative assets	110		347		1,265	1,100	898
Prepaid expenses	7,830		10,283		13,461	11,127	7,625
Deferred tax asset, net	112,744		113,763		122,934	125,141	128,270
Foreclosed real estate and repossessed properties	34,439		36,754		42,014	46,035	45,396
Premises and equipment, net	69,017		68,892		67,762	66,174	67,163
Goodwill	86,069		86,069		86,069	86,069	86,069
Right of use assets	20,860	(b)	-		-	-	-
Accounts receivable and other assets	109,045		105,983		117,309	118,577	114,304
Total assets	$6,603,191		$6,583,352		$6,656,674	$6,501,562	$6,247,121

Deposits:
Demand deposits	$2,218,186		$2,191,802		$2,304,067	$2,176,935	$2,117,857
Savings accounts	1,231,170		1,187,945		1,216,190	1,219,159	1,228,646
Time deposits	996,519		1,003,271		1,037,858	1,022,682	1,012,329
Brokered deposits	451,226		525,097		530,878	461,425	474,596
Total deposits	4,897,101		4,908,115		5,088,993	4,880,201	4,833,428
Borrowings:
Securities sold under agreements to repurchase	431,566		455,508		378,237	387,770	273,926
Advances from FHLB and other borrowings	81,397		78,834		73,723	128,413	44,328
Subordinated capital notes	36,083		36,083		36,083	36,083	36,083
Total borrowings	549,046		570,425		488,043	552,266	354,337
Other liabilities:
Derivative liabilities	439		333		622	679	752
Acceptances outstanding	25,791		16,937		28,682	30,578	25,869
Lease liability	22,618	(b)	-		-	-	-
Accrued expenses and other liabilities	87,004		87,665		80,448	80,019	85,886
Total liabilities	5,581,999		5,583,475		5,686,788	5,543,743	5,300,272
Stockholders' equity:
Preferred stock	92,000		92,000	(c)	176,000	176,000	176,000
Common stock	59,885		59,885	(c)	52,626	52,626	52,626
Additional paid-in capital	619,828		619,381	(c)	542,078	541,734	541,404
Legal surplus	92,621		90,167		87,563	85,249	83,138
Retained earnings	268,101	(b)	253,040		236,120	221,441	210,008
Treasury stock, at cost	(103,196)		(103,633)		(103,706)	(103,969)	(104,142)
Accumulated other comprehensive (loss) income, net	(8,047)		(10,963)		(20,795)	(15,262)	(12,185)
Total stockholders' equity	1,021,192		999,877		969,886	957,819	946,849
Total liabilities and stockholders' equity	$6,603,191		$6,583,352		$6,656,674	$6,501,562	$6,247,121

(a) On January 1, 2019, the Company adopted the Accounting Standard Update ("ASU") No. 2017-12 and reclassified all of its mortgage backed securities from the held-to-maturity portfolio into the available-for-sale portfolio.

(b) On January 1, 2019, the Company adopted the ASU No. 2016-02, under the effective date method, which requires lessees to recognize a right-of-use asset and related lease liability for lease classified as operating leases, prospectively.

(c) During Q4 2018, the Company converted of all of its outstanding 8.750% non-cumulative convertible perpetual preferred stock, series C into OFG Bancorp common stock. Each share of the 84,000 series C preferred stock was converted into 86.4225 shares of common stock.

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OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands) (unaudited)		2019	2018	2018	2018	2018
Non-acquired loans held for investment:
Mortgage		$651,423	$668,809	$667,224	$678,259	$682,564
Commercial		1,569,551	1,597,588	1,540,027	1,507,368	1,346,404
Consumer		350,543	348,980	345,399	339,341	334,865
Auto		1,167,482	1,129,695	1,084,912	1,014,664	957,197
		3,738,999	3,745,072	3,637,562	3,539,632	3,321,030
Less: Allowance for loan and lease losses		(94,035)	(95,188)	(95,236)	(94,218)	(96,832)
		3,644,964	3,649,884	3,542,326	3,445,414	3,224,198
Deferred loan costs, net		8,254	7,740	7,556	7,028	7,125
Total non-acquired loans held for investment, net		3,653,218	3,657,624	3,549,882	3,452,442	3,231,323

Acquired loans:	(1)
BBVAPR
Accounted for under ASC 310-20
Commercial		2,405	2,546	2,778	2,909	4,222
Consumer		22,768	23,988	24,914	25,736	27,235
Auto		2,336	4,435	7,494	11,283	16,171
		27,509	30,969	35,186	39,928	47,628
Less: Allowance for loan and lease losses		(1,968)	(2,062)	(2,350)	(2,726)	(3,184)
		25,541	28,907	32,836	37,202	44,444

Accounted for under ASC 310-30
Mortgage		484,578	492,890	503,861	516,934	526,089
Commercial		176,908	182,319	190,178	223,853	230,988
Consumer		-	-	95	495	932
Auto		9,866	14,403	20,363	26,937	35,006
		671,352	689,612	714,497	768,219	793,015
Less: Allowance for loan and lease losses		(42,133)	(42,010)	(43,875)	(44,176)	(43,166)
		629,219	647,602	670,622	724,043	749,849
Total Acquired BBVAPR loans, net		654,760	676,509	703,458	761,245	794,293

Eurobank
Accounted for under ASC 310-30
Mortgage		62,649	63,392	64,785	65,637	69,328
Commercial		46,588	47,826	49,262	49,706	52,418
Consumer		856	846	895	935	972
		110,093	112,064	114,942	116,278	122,718
Less: Allowance for loan and lease losses		(24,352)	(24,971)	(24,281)	(24,314)	(25,410)
Total Acquired Eurobank loans, net		85,741	87,093	90,661	91,964	97,308
Total acquired loans, net		740,501	763,602	794,119	853,209	891,601
Total loans held for investment		4,393,719	4,421,226	4,344,001	4,305,651	4,122,924
Mortgage loans held for sale		7,682	10,368	8,979	10,215	10,505
Total loans, net		$4,401,401	$4,431,594	$4,352,980	$4,315,866	$4,133,429

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$1,198,650	$1,225,091	$1,235,870	$1,260,830	$1,277,981
Commercial		1,795,452	1,830,279	1,782,245	1,783,836	1,634,032
Consumer		374,167	373,814	371,303	366,507	364,004
Auto		1,179,684	1,148,533	1,112,769	1,052,884	1,008,374
		4,547,953	4,577,717	4,502,187	4,464,057	4,284,391
Less: Allowance for loan and lease losses		(162,488)	(164,231)	(165,742)	(165,434)	(168,592)
		4,385,465	4,413,486	4,336,445	4,298,623	4,115,799
Deferred loan costs, net		8,254	7,740	7,556	7,028	7,125
Total loans held for investment, net		4,393,719	4,421,226	4,344,001	4,305,651	4,122,924
Mortgage loans held for sale		7,682	10,368	8,979	10,215	10,505
Total loans, net		$4,401,401	$4,431,594	$4,352,980	$4,315,866	$4,133,429

		2019	2018	2018	2018	2018
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Quarterly loan production	(13)
Mortgage		$23,097	$33,373	$27,869	$31,808	$26,645
Commercial		60,485	92,088	105,346	127,200	42,783
US Loan Program		31,706	31,667	30,357	99,666	74,361
Consumer		40,877	42,055	42,995	42,317	37,502
Auto		120,199	123,770	140,390	131,103	128,130
Total		$276,363	$322,953	$346,957	$432,094	$309,421

5

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
2019 Q1	2018 Q4	2018 Q3	2018 Q2	2018 Q1
Interest	Interest	Interest	Interest	Interest
Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$388,578	$2,368	2.47%	$434,701	$2,572	2.35%	$327,268	$1,676	2.03%	$289,227	$1,242	1.72%	$323,695	$1,207	1.51%
Investment securities	1,258,899	8,223	2.65%	1,275,752	8,210	2.55%	1,327,180	8,445	2.52%	1,330,138	8,336	2.51%	1,239,794	7,350	2.40%
Loans
Non-acquired loans	3,782,315	71,298	7.64%	3,705,027	70,747	7.58%	3,613,568	68,386	7.51%	3,454,107	62,713	7.28%	3,291,055	58,305	7.18%
Acquired BBVAPR loans	655,497	10,247	6.34%	679,504	10,935	6.38%	709,833	12,144	6.79%	765,025	12,353	6.48%	799,232	12,966	6.58%
Acquired Eurobank loans	86,159	2,574	12.12%	88,578	2,642	11.83%	91,182	3,485	15.16%	93,894	3,364	14.37%	97,668	3,341	13.87%
Total loans	4,523,971	84,119	7.54%	4,473,109	84,324	7.48%	4,414,583	84,015	7.55%	4,313,026	78,430	7.29%	4,187,955	74,612	7.23%
Total interest-earning assets	$6,171,448	$94,710	6.22%	$6,183,562	$95,106	6.10%	$6,069,031	$94,136	6.15%	$5,932,391	$88,008	5.95%	$5,751,444	$83,169	5.86%

Interest bearing liabilities:
Deposits
NOW accounts	$1,119,612	$1,454	0.53%	$1,109,795	$1,433	0.51%	$1,096,023	$1,196	0.43%	$1,052,465	$968	0.37%	$1,059,129	$899	0.34%
Savings accounts	1,181,024	1,615	0.55%	1,217,931	1,741	0.57%	1,215,763	1,571	0.51%	1,237,330	1,555	0.50%	1,211,364	1,497	0.50%
Time deposits	992,331	2,944	1.20%	1,012,101	3,007	1.18%	1,027,124	2,895	1.12%	1,012,330	2,778	1.10%	1,024,740	2,800	1.11%
Brokered deposits	498,116	2,835	2.31%	526,849	3,003	2.26%	519,502	2,727	2.08%	470,775	2,134	1.82%	466,638	1,887	1.64%
3,791,083	8,848	0.95%	3,866,676	9,184	0.94%	3,858,412	8,389	0.86%	3,772,900	7,435	0.79%	3,761,871	7,083	0.76%
Non-interest bearing deposit accounts	1,099,624	-	-	1,120,599	-	-	1,082,410	-	-	1,084,035	-	-	1,020,730	-	-%
Fair value premium amortization and core deposit intangible amortization	-	201	-	-	215	-	-	215	-	-	215	-	-	215	-
Total deposits	4,890,707	9,049	0.75%	4,987,275	9,399	0.75%	4,940,822	8,604	0.69%	4,856,935	7,650	0.63%	4,782,601	7,298	0.62%
Borrowings
Securities sold under agreements to repurchase	444,843	2,785	2.54%	430,889	2,633	2.42%	390,225	2,242	2.28%	353,313	1,843	2.09%	251,582	1,076	1.73%
Advances from FHLB and other borrowings	81,226	563	2.81%	76,948	536	2.76%	76,960	517	2.67%	73,250	448	2.45	2	64,186	374	2.36%
Subordinated capital notes	36,083	524	5.89%	36,083	503	5.53%	36,083	496	5.45%	36,083	479	5.32%	36,083	427	4.80%
Total borrowings	562,152	3,872	2.79%	543,920	3,672	2.68%	503,268	3,255	2.57%	462,646	2,770	2.40%	351,851	1,877	2.16%
Total interest-bearing liabilities	$5,452,859	$12,921	0.96%	$5,531,195	$13,071	0.94%	$5,444,090	$11,859	0.86%	$5,319,581	$10,420	0.79%	$5,134,452	$9,175	0.72%
Interest rate spread	$81,789	5.26%	$82,035	5.16%	$82,277	5.29%	$77,588	5.16%	$73,994	5.14%
Net interest margin	5.37%	5.26%	5.38%	5.25%	5.22%

ASC 310-30 loan cost recoveries:
Acquired BBVAPR loans	$427	$653	$1,143	$291	$119
Acquired Eurobank loans	110	123	829	533	389
$537	$776	$1,972	$824	$508
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets	$6,171,448	$94,173	6.19%	$6,183,562	$94,330	6.05%	$6,069,031	$92,164	6.02%	$5,932,391	$87,184	5.89%	$5,751,444	$82,661	5.83%
Interest rate spread	$81,252	5.23%	$81,259	5.11%	$80,305	5.16%	$76,764	5.10%	$73,486	5.11%
Net interest margin	5.34%	5.21%	5.25%	5.19%	5.18%

6

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2019	2018	2018	2018	2018
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Net Charge-offs
Mortgage:
Charge-offs	$587	$1,570	$1,429	$1,328	$968
Recoveries	(287)	(128)	(139)	(466)	(314)
Total mortgage	300	1,442	1,290	862	654
Commercial:
Charge-offs	1,086	386	3,249	1,998	1,149
Recoveries	(147)	(126)	(119)	(227)	(182)
Total commercial	939	260	3,130	1,771	967
Consumer:
Charge-offs	4,121	4,191	4,591	4,588	4,258
Recoveries	(263)	(1,000)	(278)	(240)	(240)
Total consumer	3,858	3,191	4,313	4,348	4,018
Auto:
Charge-offs	11,371	10,843	9,111	13,748	8,982
Recoveries	(3,982)	(4,851)	(5,442)	(5,280)	(3,777)
Total auto	7,389	5,992	3,669	8,468	5,205
Total	$12,486	$10,885	$12,402	$15,449	$10,844
Net Charge-off Rates
Mortgage	0.18%	0.86%	0.76%	0.50%	0.38%
Commercial	0.24%	0.07%	0.82%	0.50%	0.29%
Consumer	4.29%	3.56%	4.87%	4.97%	4.62%
Auto	2.54%	2.14%	1.39%	3.39%	2.23%
Total	1.32%	1.18%	1.37%	1.79%	1.32%
Average Loans Held For Investment
Mortgage	$668,654	$671,942	$681,317	$687,366	$692,532
Commercial	1,591,415	1,553,218	1,519,616	1,417,083	1,315,993
Consumer	360,093	358,744	354,500	349,630	348,029
Auto	1,162,153	1,121,123	1,058,134	1,000,028	934,501
Total	$3,782,315	$3,705,027	$3,613,567	$3,454,107	$3,291,055

7

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2019		2018	2018	2018	2018
(Dollars in thousands) (unaudited)		Q1		Q4	Q3	Q2	Q1
Early Delinquency (30 - 89 days past due)
Mortgage		$26,775		$26,150	$25,285	$26,132	$29,190
Commercial		12,825	(a)	5,568	6,871	9,699	8,126
Consumer		7,795		7,285	6,661	7,063	7,478
Auto		87,500		86,039	81,828	65,823	61,558
Total		$134,895		$125,042	$120,645	$108,717	$106,352
Early Delinquency Rates (30 - 89 days past due)
Mortgage		4.11%		3.91%	3.79%	3.85%	4.28%
Commercial		0.82%		0.35%	0.45%	0.64%	0.60%
Consumer		2.22%		2.09%	1.93%	2.08%	2.23%
Auto		7.49%		7.62%	7.54%	6.49%	6.43%
Total		3.61%		3.34%	3.32%	3.07%	3.20%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$78,560		$82,404	$83,966	$83,707	$89,252
GNMA's buy-back option program		12,942		19,721	13,325	14,521	12,515
Total mortgage		91,502		102,125	97,291	98,228	101,767
Commercial		35,737	(a)	27,423	25,191	26,269	21,544
Consumer		9,873		8,983	8,530	9,095	9,129
Auto		99,663		99,533	93,976	76,924	75,152
Total		$236,775		$238,064	$224,988	$210,516	$207,592
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		12.06%		12.32%	12.58%	12.34%	13.08%
GNMA's buy-back option program		1.99%		2.95%	2.00%	2.14%	1.83%
Total mortgage		14.05%		15.27%	14.58%	14.48%	14.91%
Commercial		2.28%		1.72%	1.64%	1.74%	1.60%
Consumer		2.82%		2.57%	2.47%	2.68%	2.73%
Auto		8.54%		8.81%	8.66%	7.58%	7.85%
Total		6.33%		6.36%	6.19%	5.95%	6.25%
Nonperforming Assets	(14)
Mortgage		$59,665		$63,717	$67,236	$67,002	$63,866
Commercial		50,376	(a)	42,456	42,807	47,451	47,044
Consumer		3,971		3,354	3,116	2,826	2,263
Auto		12,163		13,494	12,185	11,141	13,594
Total nonperforming loans		126,175		123,021	125,344	128,420	126,767
Foreclosed real estate		10,011		9,571	10,295	12,186	13,365
Other repossessed assets		3,574		2,986	4,146	5,483	5,082
Total nonperforming assets		$139,760		$135,578	$139,785	$146,089	$145,214
Nonperforming Loan Rates
Mortgage		9.16%		9.53%	10.08%	9.88%	9.36%
Commercial		3.21%		2.66%	2.78%	3.15%	3.49%
Consumer		1.13%		0.96%	0.90%	0.83%	0.68%
Auto		1.04%		1.19%	1.12%	1.10%	1.42%
Total loans		3.37%		3.28%	3.45%	3.63%	3.82%

(a) During the Q1 2019, a $8.8 million loan that is current in its monthly payments was placed in non-accrual due to credit deterioration.

8

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended March 31, 2019
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Non-acquired loans
Balance at beginning of period	$19,783	$30,326	$15,571	$29,508	$95,188
(Recapture) provision for loan and lease losses, net	(2,794)	2,767	4,372	6,988	11,333
Charge-offs	(587)	(1,086)	(4,121)	(11,371)	(17,165)
Recoveries	287	147	263	3,982	4,679
Balance at end of period	$16,689	$32,154	$16,085	$29,107	$94,035
Allowance coverage ratio	2.56%	2.05%	4.59%	2.49%	2.51%

Acquired loans
Acquired BBVAPR loans:
Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$22	$1,905	$135	$2,062
(Recapture) provision for loan and lease losses, net		7	364	(73)	298
Charge-offs		-	(440)	(85)	(525)
Recoveries		3	40	90	133
Balance at end of period		$32	$1,869	$67	$1,968

Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$15,225	$20,641	$-	$6,144	$42,010
Provision (recapture) for loan and lease losses, net	2,733	850	-	(2,314)	1,269
Allowance de-recognition	(57)	(758)	-	(331)	(1,146)
Balance at end of period	$17,901	$20,733	$-	$3,499	$42,133

Acquired Eurobank loans:
Balance at beginning of period	$15,382	$9,585	$4	$-	$24,971
Provision (recapture) for loan and lease losses, net	(202)	(449)	-	-	(651)
Allowance de-recognition	(70)	106	(4)	-	32
Balance at end of period	$15,110	$9,242	$-	$-	$24,352

Total acquired loans
Balance at beginning of period	$30,607	$30,248	$1,909	$6,279	$69,043
Provision (recapture) for loan and lease losses, net	2,531	408	364	(2,387)	916
Charge-offs	-	-	(440)	(85)	(525)
Recoveries	-	3	40	90	133
Allowance de-recognition	(127)	(652)	(4)	(331)	(1,114)
Balance at end of period	$33,011	$30,007	$1,869	$3,566	$68,453

9

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired with Deteriorated Credit Quality, including those by Analogy)
	Quarter Ended March 31, 2019
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Acquired BBVAPR loans:
Accretable Yield
Balance at beginning of period	$232,199	$33,545	$2,963	$243	$560	$269,510
Accretion	(6,349)	(1,886)	(770)	(216)	(298)	(9,519)
Change in expected cash flows	-	3,258	7	3	298	3,566
Transfers (to) from non-accretable discount	1,058	(180)	442	150	(133)	1,337
Balance at end of period	$226,908	$34,737	$2,642	$180	$427	$264,894

Non-Accretable Discount
Balance at beginning of period	$291,887	$2,074	$8,272	$24,245	$18,945	$345,423
Change in actual and expected cash flows	(729)	(166)	(7)	(39)	(243)	(1,184)
Transfers from (to) accretable yield	(1,058)	180	(442)	(150)	133	(1,337)
Balance at end of period	$290,100	$2,088	$7,823	$24,056	$18,835	$342,902

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Acquired Eurobank loans:
Accretable Yield
Balance at beginning of period	$37,734	$3,310	$655	$-	$-	$41,699
Accretion	(1,351)	(1,165)	-	(12)	(46)	(2,574)
Change in expected cash flows	(423)	(44)	-	(31)	87	(411)
Transfers (to) from non-accretable discount	408	159	(1)	43	(41)	568
Balance at end of period	$36,368	$2,260	$654	$-	$-	$39,282

Non-Accretable Discount
Balance at beginning of period	$1,276	$-	$1,550	$-	$133	$2,959
Change in actual and expected cash flows	7	159	-	43	(58)	151
Transfers from (to) accretable yield	(408)	(159)	1	(43)	41	(568)
Balance at end of period	$875	$-	$1,551	$-	$116	$2,542

10

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2019	2018	2018	2018	2018
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$1,021,192	$999,877	$969,886	$957,819	$946,849
Less: Intangible assets	(89,145)	(89,437)	(89,767)	(90,097)	(90,426)
Noncumulative perpetual preferred stock	(92,000)	(92,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$850,177	$828,570	$714,249	$701,852	$690,553

Common stock outstanding at end of period	51,328	51,294	44,006	43,983	43,968
Tangible book value (Non-GAAP)	$16.56	$16.15	$16.23	$15.96	$15.71
Total Assets to Tangible Assets
Total assets	$6,603,191	$6,583,352	$6,656,674	$6,501,562	$6,247,121
Less: Intangible assets	(89,145)	(89,437)	(89,767)	(90,097)	(90,426)
Tangible assets (Non-GAAP)	$6,514,046	$6,493,915	$6,566,907	$6,411,465	$6,156,695
Non-GAAP TCE Ratio
Tangible common equity	$850,177	$828,570	$714,249	$701,852	$690,553
Tangible assets	6,514,046	6,493,915	6,566,907	6,411,465	6,156,695
TCE ratio	13.05%	12.76%	10.88%	10.95%	11.22%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$1,017,546	$983,015	$973,838	$959,777	$952,151
Less: Average noncumulative perpetual preferred stock	(92,000)	(111,174)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$935,676	$881,971	$807,968	$793,907	$786,281
Less: Average intangible assets	(89,291)	(89,580)	(89,933)	(90,272)	(90,624)
Average tangible common equity	$846,385	$792,391	$718,035	$703,635	$695,657
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OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2019	2018	2018	2018	2018
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Regulatory Capital Metrics
Common equity Tier 1 capital		$832,923	$811,708	$690,937	$669,922	$652,013
Tier 1 capital		949,793	928,578	891,807	870,792	852,883
Total risk-based capital	(15)	1,012,112	990,500	953,543	931,606	910,828
Risk-weighted assets		4,872,807	4,837,214	4,806,348	4,737,529	4,489,130
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	17.09%	16.78%	14.38%	14.14%	14.52%
Tier 1 risk-based capital ratio	(17)	19.49%	19.20%	18.55%	18.38%	19.00%
Total risk-based capital ratio	(18)	20.77%	20.48%	19.84%	19.67%	20.29%
Leverage ratio	(19)	14.64%	14.22%	13.93%	13.92%	14.07%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$1,021,192	$999,877	$969,886	$957,819	$946,849
Less: Noncumulative perpetual preferred stock		(92,000)	(92,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs		10,130	10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		7,841	10,972	21,187	15,518	12,274
Unrealized losses on cash flow hedges, net of income tax		206	(9)	(392)	(256)	(89)
		947,369	928,970	824,811	807,211	793,164
Less: Disallowed goodwill		(86,069)	(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net	(20)	(1,922)	(2,105)	(2,256)	(2,457)	(2,657)
Disallowed deferred tax assets, net	(20)	(26,455)	(29,088)	(45,549)	(48,763)	(52,425)
Common equity Tier 1 capital		832,923	811,708	690,937	669,922	652,013
Plus: Qualifying noncumulative perpetual preferred stock		92,000	92,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000	35,000	35,000	35,000	35,000
Tier 1 capital		949,793	928,578	891,807	870,792	852,883
Plus tier 2 capital: Qualifying allowance for loan and lease losses		62,319	61,922	61,736	60,814	57,945
Total risk-based capital		$1,012,112	$990,500	$953,543	$931,606	$910,828

12

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans considers such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Loans accounted for under ASC 310-30 (loans acquired with deteriorated credit quality, including those by analogy), including Eurobank acquired loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Amounts based on transition provisions for regulatory capital deductions and adjustments of 80% for 2018 and 2017.
(21)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.
13